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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

PHARMACIA CORPORATION:

We consent to the incorporation by reference in this Registration Statement of Pharmacia Corporation on Form S-8 of our report dated February 25, 2000 incorporated by reference in the Annual Report on Form 10-K of Monsanto Company for the year ended December 31, 1999. We also consent to the reference to us under the caption "Independent Accountants" in such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------

Deloitte & Touche LLP
St. Louis, Missouri
March 31, 2000